Exhibit 23.4

                               WILLIAMS & CONNOLLY
                            725 TWELFTH STREET, N.W.
                             WASHINGTON, D.C. 20005

                         CONSENT OF WILLIAMS & CONNOLLY

         We hereby consent to the use of our name under the headings "Legal Matters" and "Risk Factors - Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-63367) filed by World Omni 1998-A Automobile Lease Securitization Trust, World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on September 14, 1998, as it may be further amended and declared effective by the SEC.

Date:    November 3, 1998                       WILLIAMS & CONNOLLY

                                                By:  /s/ Jerry Shulman
                                                    ------------------------
                                                    Jerry Shulman, a partner